Exhibit 10.6(a)

REDDIT, INC.

2017 EQUITY INCENTIVE AND GRANT PLAN

As adopted on July 10, 2017

As amended on June 25, 2018, January 23, 2019, August 7, 2020, September 17, 2020

December 14, 2020, February 18, 2021 and September 16, 2021

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Reddit, Inc. 2017 Equity Incentive and Grant Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors, Consultants and other key persons of Reddit, Inc., a Delaware corporation (including any successor entity, the “Company”) and its Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 of the Securities Act (as defined below), grants may be made pursuant to this Plan that do not qualify for exemption under Rule 701 of the Securities Act or Section 25102(o) of the California Corporation Code. Any requirement of this Plan that is required in law only because of Section 25102(o) of the California Corporation Code need not apply if the Committee (as defined below) so provides.

The following terms shall be defined as set forth below:

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units or any combination of the foregoing.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan, so long as such terms and conditions are not contrary to the terms of the Plan.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Cause,” it shall mean (i) the grantee’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the grantee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud that is reasonably expected to cause material harm (including reputational harm) to the Company; (iii) the grantee’s failure to perform his assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the grantee by the Company; (iv) the grantee’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate of the Company; or (v) the grantee’s material violation of any provision of any agreement(s) between the grantee and the Company relating to confidentiality, nondisclosure and/or assignment of inventions.

“Chief Executive Officer” means the Chief Executive Officer of the Company or, if there is no Chief Executive Officer, then the President of the Company.

“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Consultant” means any natural person that provides bona fide services to the Company (including a Subsidiary), and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Disability” means “disability” as defined in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is adopted as set forth on the final page of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of a class of Common Stock of the Company on any given date means the fair market value of the class of Common Stock of the Company determined in good faith by the Committee based on the reasonable application of a reasonable valuation method not inconsistent with Section 409A of the Code. If the class of Common Stock of the Company is admitted to trade on a national securities exchange, the determination shall be made by reference to the closing price reported on such exchange. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price. If the date for which Fair Market Value is determined is the date of effectiveness of the Company’s registration statement under the Securities Act and before the first day when trading prices for the class of Common Stock of the Company are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Good Reason” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Good Reason,” it shall mean (i) a material diminution in the grantee’s base salary except for across-the-board salary reductions similarly affecting all or substantially all similarly situated employees of the Company or (ii) a change of more than 50 miles in the geographic location at which the grantee provides services to the Company, so long as the grantee provides at least 90 days’ notice to the Company following the initial occurrence of any such event and the Company fails to cure such event within 30 days thereafter.

“Grant Date” means the date that the Committee designates in its approval of an Award in accordance with applicable law as the date on which the Award is granted, which date may not precede the date of such Committee approval.

“Holder” means, with respect to an Award or any Shares, the Person holding such Award or Shares, including the initial recipient of the Award or any Permitted Transferee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, as a result of or following which the securities shall be publicly held.

“Investors’ Rights Agreement” means that certain Investors’ Rights Agreement, dated September 19, 2014, by and among the Company and the stockholders and investors listed as parties thereto, as the same may be amended and/or restated from time to time.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Permitted Transferees” shall mean any of the following to whom a Holder may transfer Shares hereunder (as set forth in Section 9(a)(iii)(A)): the Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons control the management of assets, and any other entity in which these persons own more than fifty percent of the voting interests; provided, however, that any such trust does not require or permit distribution of any Shares during the term of the Award Agreement unless subject to its terms. Upon the death of the Holder, the term Permitted Transferees shall also include such deceased Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees, as the case may be.

“Permitted Transfer” means any of the following:

(i) any Transfer by a Holder of any or all of the Shares to the Company;

(ii) any Transfer by a Holder of any or all of the Shares for no consideration to the Holder’s family members (as defined in Rule 701 of the Securities Act), to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners (to the extent such trusts or partnerships are considered “family members” for purposes of Rule 701 of the Securities Act), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and any applicable Award Agreement;

(iii) any Transfer by a Holder of any or all of the Shares effected pursuant to the Holder’s will or the laws of intestate succession;

(iv) any Transfer with Transfer Approval. Notwithstanding the foregoing, if a Permitted Transfer is approved pursuant to a Transfer Approval and the Shares of the transferring party are subject to co-sale rights pursuant to a Stockholder Agreement (the “Co-Sale Rights”), the persons and/or entities entitled to the Co-Sale Rights shall be permitted to exercise their respective Co-Sale Rights in conjunction with that specific Permitted Transfer without any additional approval of the Committee or the Board.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Preferred Stock” means each series of the authorized Preferred Stock, par value $0.0001 per share, of the Company.

“Restated Bylaws” shall mean the current Amended and Restated Bylaws of the Company, as amended and/or restated from time to time.

“Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

“Restricted Stock Award” means Awards granted pursuant to Section 6 and “Restricted Stock” means Shares issued pursuant to such Awards.

“Restricted Stock Unit” means an Award of phantom stock units to a grantee, which may be settled in cash or Shares as determined by the Committee, pursuant to Section 8.

“ROFR Agreement” means that certain Right of First Refusal Agreement dated September 19, 2014, by and among the Company and the stockholders and investors listed as parties thereto, as the same may be amended and/or restated from time to time.

“Sale Event” means the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity (or its ultimate parent, if applicable), (iv) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a Person or group of Persons, or (v) any other acquisition of the business of the Company, as determined by the Board; provided, however, that the Company’s Initial Public Offering, any subsequent public offering or another capital raising event, or a merger effected solely to change the Company’s domicile shall not constitute a “Sale Event.”

“Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a party, or a group of related parties, acquires from stockholders of the Company shares representing fifty percent (50%) or more of the voting power of the capital stock of the Company (or the surviving or acquiring entity) (a “Stock Sale”); or (b) a transaction that otherwise qualifies as a Liquidation Event (as defined in the Restated Certificate).

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Series A Preferred Stock” means the Series A Preferred Stock, par value $0.0001 per share, of the Company.

“Series B Preferred Stock” means the Series B Preferred Stock, par value $0.0001 per share, of the Company.

“Service Relationship” means any relationship as a full-time employee, part-time employee, director or other key person (including Consultants) of the Company or any Subsidiary or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Shares” means shares of Stock.

“Stock” means the Class A Common Stock of the Company.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has more than a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent of the Company or any Subsidiary.

“Termination Event” means the termination of the Award recipient’s Service Relationship with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including, without limitation, upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily. The following shall not constitute a Termination Event: (i) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary or (ii) an approved leave of absence. In the case of an approved leave of absence, the Committee may make such provisions respecting crediting of service, including suspension of vesting of the Award (including pursuant to a formal policy adopted from time to time by the Company) as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Award Agreement.

“Transfer” means sell, assign, transfer, pledge, encumber or in any manner dispose of any Award or Shares.

“Transfer Approval” means any Transfer permitted by written approval of the Committee or the Board, which Transfer Approval shall be granted or withheld in the sole and absolute discretion of the Committee and/or the Board.

“Unrestricted Stock Award” means any Award granted pursuant to Section 7 and “Unrestricted Stock” means Shares issued pursuant to such Awards.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board, comprised of at least one member of the Board (or such greater number as may then be required by applicable law). All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board of Directors or a committee or committees of the Board, as applicable). To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan, provided that each such officer is a member of the Board.

(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the amount, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of Shares to be covered by any Award and, subject to the provisions of the Plan, the price, exercise price, conversion ratio or other price relating thereto;

(iv) to determine and, subject to Section 12, to modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of Award Agreements;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) to revise or toll in an equitable manner the exercisability or vesting of all or any portion of any Award in the event of a change in a grantee’s Service Relationship, such as a change from full-time to part-time employment or in the event of a leave of absence;

(vii) to impose any limitations on Awards, including limitations on transfers, repurchase provisions and the like, and to exercise repurchase rights or obligations;

(viii) subject to Section 5(a)(ii) and any restrictions imposed by Section 409A, to extend at any time the period in which Stock Options may be exercised; and

(ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including Award Agreements); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and all Holders.

(c) Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s governing documents, including its certificate of incorporation or bylaws, or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(e) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and any Subsidiary operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS AND OTHER TRANSACTIONS; SUBSTITUTION

(a) Stock Issuable. Subject to Sections 3(b) and 3(c), the maximum number of Shares reserved and available for issuance under the Plan shall be 27,726,189 Shares plus (a) the authorized shares not issued or subject to outstanding grants under the Reddit, Inc. Amended and Restated 2012 Stock Option and Grant Plan (the “Prior Plan”) on the Effective Date; (b) shares that are subject to issuance or become subject to issuance (including options or other awards granted after the Effective Date) under the Prior Plan but cease to be subject to an award for any reason other than exercise of an option after the Effective Date; and (c) shares subject to awards that were issued or will be issued (including options or other awards granted after the Effective Date) under the Prior Plan which are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or other shares of Common Stock of the Company or otherwise terminated (other than by exercise) or expire by their terms at any time or that are withheld upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, provided in all cases, however, that shares reserved and available for grant and issuance pursuant to subparts (a) – (c) of this Section 3(a) shall be issuable as Stock regardless of their series or class under the Prior Plan. Subject to Sections 3(b) and 3(c), the Shares underlying any Awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) or expire by their terms at any time and Shares that are withheld upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall be added back to the Shares then available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award, but in no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan upon exercise of Incentive Stock Options exceed 86,000,000 Shares (adjusted in proportion to any adjustments under Section 3(b) hereof) over the term of the Plan. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional Shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, in each case, without the receipt of consideration by the Company, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for other securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate and proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, (ii) the maximum number of Incentive Stock Options that may be issued under the Plan,

(iii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per Share subject to each outstanding Award, and (v) the exercise price for each Share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws. The Committee shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporation Code and the rules and regulations promulgated thereunder. The adjustment by the Committee shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(c) Sale Events.

(i) Options.

(A) In the case of and subject to the consummation of a Sale Event, the Plan and all outstanding Options issued hereunder shall terminate upon the effective time of any such Sale Event unless assumed or continued by the successor entity, or new stock options or other awards of the successor entity or parent thereof are substituted therefor, with an equitable or proportionate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder and/or pursuant to the terms of any Award Agreement), subject to compliance with Sections 424(a) and 409A of the Code, as applicable.

(B) In the event of the termination of the Plan and all outstanding Options issued hereunder pursuant to Section 3(c)(i)(A), each Holder of Options shall be permitted, within a period of time prior to the consummation of the Sale Event as specified by the Committee, to exercise all of such Holder’s Options whether or not vested and/or exercisable; provided, however, that the exercise of Options not vested and/or exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

(C) Alternatively, in the event of a Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Holders of Options (whether or not then vested and/or exercisable), without any consent of the Holders, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of Shares subject to all such outstanding Options being cancelled (at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options. Any such Options with an exercise price in excess of the Sale Price may be canceled hereunder for no consideration. For the avoidance of doubt, the value of the consideration payable per share of Stock and the Sale Price as referred to under (A) above include amounts estimated to be distributable and/or issuable after the Sale Event pursuant to any escrow, earn-out or similar arrangement to the stockholders (the “Contingent Amounts”) and that the Contingent Amounts, if any, will not be paid unconditionally at the closing date of the Sale Event but shall be subject to the same or similar deferrals, contingencies, and other terms and conditions for payment under the definitive agreement for the Sale Event all as determined in the discretion of the Committee.

(ii) Restricted Stock and Restricted Stock Unit Awards.

(A) In the case of and subject to the consummation of a Sale Event, all outstanding Restricted Stock and unvested Restricted Stock Unit Awards issued hereunder shall become fully vested as of immediately prior to the consummation of the Sale Event unless, subject to compliance with Sections 424(a) and 409A of the Code, if applicable, assumed or continued by the successor entity, or awards of the successor entity or parent thereof are substituted therefor, with an equitable or proportionate adjustment as to the number and kind of shares subject to such awards as such parties shall agree.

(B) Alternatively, in the event of a Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Holders of Restricted Stock or Restricted Stock Unit Awards, without consent of the Holders, in exchange for the cancellation thereof, in an amount equal to the Sale Price times the number of Shares subject to such Awards, to be paid at the time of such Sale Event or upon the later vesting of such Awards. For the avoidance of doubt, the Sale Price as referred to above includes the Contingent Amounts and that the Contingent Amounts, if any, will not be paid unconditionally at the closing date of the Sale Event or upon the later vesting of the Awards but shall be subject to the same or similar deferrals, contingencies, and other terms and conditions for payment under the definitive agreement for the Sale Event all as determined in the discretion of the Committee.

(d) Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (a) granting an Award under this Plan in substitution of such other entity’s award or (b) assuming and/or converting such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other entity had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another entity, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any Award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted exercise price.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, directors, Consultants and key persons of the Company and any Subsidiary who are selected from time to time by the Committee in its sole discretion; provided, however, that Awards shall be granted only to those individuals described in Rule 701(c) of the Securities Act.

SECTION 5. STOCK OPTIONS

Upon the grant of a Stock Option, the Company and the grantee shall enter into an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Terms of Stock Options. The Committee in its discretion may grant Stock Options to those individuals who meet the eligibility requirements of Section 4. Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(i) Exercise Price. The exercise price per share for the Shares covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the Grant Date. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price per share for the Shares covered by such Incentive Stock Option shall not be less than 110 percent of the Fair Market Value on the Grant Date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years from the Grant Date. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the Grant Date.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable and/or vested at such time or times, whether or not in installments, as shall be determined by the Committee at or after the Grant Date. The Award Agreement may permit a grantee to exercise all or a portion of a Stock Option immediately at grant; provided that the Shares issued upon such exercise shall be subject to restrictions and a vesting schedule identical to the vesting schedule of the related Stock Option, such Shares shall be deemed to be Restricted Stock for purposes of the Plan, and the optionee may be required to enter into an additional or new Award Agreement as a condition to exercise of such Stock Option. An optionee shall have the rights of a stockholder only as to Shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. An optionee shall not be deemed to have acquired any Shares unless and until a Stock Option shall have been exercised pursuant to the terms of the Award Agreement and this Plan and the optionee’s name has been entered on the books of the Company as a stockholder.

(iv) Method of Exercise. Stock Options may be exercised by an optionee in whole or in part, by the optionee giving written or electronic notice of exercise to the Company in a form specified by the Committee, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods (or any combination thereof) to the extent provided in the Award Agreement:

(A) In cash, by certified or bank check, by wire transfer of immediately available funds, by electronic payment via Automatic Clearinghouse (ACH), or other instrument acceptable to the Committee;

(B) If permitted by the Committee and applicable law, by the optionee delivering to the Company a promissory note, if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his or her Stock Option and having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, that at least so much of the exercise price as represents the par value of the Stock shall be paid in cash if required by state law;

(C) If permitted by the Committee and the Initial Public Offering has occurred (or the Stock otherwise becomes publicly-traded) and subject to compliance with applicable law, through the delivery (or attestation to the ownership) of Shares or other shares of Common Stock of the Company that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan and that are clear of all liens, claims, encumbrances or security interests. Such surrendered Shares or other shares of Common Stock of the Company shall be valued at Fair Market Value on the exercise date;

(D) If the Initial Public Offering has occurred (or the Stock otherwise becomes publicly-traded), by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

(E) By participating in a formal cashless exercise program implemented by the Committee in connection with the Plan;

(F) If permitted by the Committee, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. No certificates for Shares so purchased will be issued to the optionee or, with respect to uncertificated Stock, no transfer to the optionee on the records of the Company will take place, until the Company has completed all steps it has deemed necessary to satisfy legal requirements relating to the issuance and sale of the Shares, which steps may include, without limitation, (i) receipt of a representation from the optionee at the time of exercise of the Option that the optionee is purchasing the Shares for the optionee’s own account and not with a view to any sale or distribution of the Shares or other representations relating to compliance with applicable law governing the issuance of securities, (ii) the legending of the certificate (or notation on any book entry) representing the Shares to evidence the foregoing restrictions, and (iii) obtaining from optionee payment or provision for all withholding taxes due as a result of the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 3(b) of the Plan. The delivery of certificates representing the shares of Stock (or the transfer to the optionee on the records of the Company with respect to uncertificated Stock) to be purchased pursuant to the exercise of a Stock Option will be contingent upon (A) receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such Shares, any applicable withholding taxes and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws and (B) if required by the Company, the optionee shall have entered into any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Stock. In the event an optionee chooses to pay the purchase price by previously-owned Shares or other shares of Common Stock of the Company through the attestation method, the number of Shares or other shares of Common Stock of the Company transferred to the optionee upon the exercise of the Stock Option shall be net of the number of Shares or other shares of Common Stock of the Company attested to.

(b) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the Grant Date) of the Shares or other shares of Common Stock of the Company with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and any Subsidiary that become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000 or such other limit as may be in effect from time to time under Section 422 of the Code. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option. For purposes of the $100,000 limit described in this paragraph, a Stock Option that is bifurcated into an Incentive Stock Option and a Non-Qualified Stock Option shall vest in each pursuant to the Company’s capitalization practices generally.

(c) Termination. Any portion of a Stock Option that is not vested and exercisable on the date of termination of an optionee’s Service Relationship shall immediately expire and be null and void. Subject to earlier termination pursuant to Sections 3(c) and 12 and notwithstanding the exercise periods set forth in the Award Agreement, once any portion of the Stock Option becomes vested and exercisable, the optionee’s right to exercise such portion of the Stock Option (or the optionee’s representatives and legatees as applicable) in the event of a termination of the optionee’s Service Relationship shall continue until the earliest of: (i) the date which is: (A) 12 months following the date on which the optionee’s Service Relationship terminates due to death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable Award Agreement), or (B) 3 months following the date on which the optionee’s Service Relationship terminates if the termination is due to any reason other than death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable Award Agreement), or (ii) the Expiration Date set forth in the Award Agreement; provided that notwithstanding the foregoing, an Award Agreement may provide that if the optionee’s Service Relationship is terminated for Cause, the Stock Option shall terminate immediately and be null and void upon the date of the optionee’s termination and shall not thereafter be exercisable.

SECTION 6. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Committee may, in its sole discretion, grant (or sell at par value or such other purchase price determined by the Committee) to an eligible individual under Section 4 hereof a Restricted Stock Award under the Plan. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other Service Relationship), achievement of pre-established performance goals and objectives and/or such other criteria as the Committee may determine. Payment of the purchase price may be made using one of the methods set forth in Section 5(a)(iv), as applicable. Upon the grant of a Restricted Stock Award, the Company and the grantee shall enter into an Award Agreement in electronic or written form. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee of Restricted Stock shall be considered the record owner of and shall be entitled to vote the Restricted Stock if, and to the extent, such Shares are entitled to voting rights, subject to such conditions contained in the Award Agreement. The grantee shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in subsection (d) below of this Section, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank and such other instruments of transfer as the Committee may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Award Agreement. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 12 below, in writing after the Award Agreement is issued, if a grantee’s Service Relationship with the Company and any Subsidiary terminates, the Company or its assigns shall have the right, as may be specified in the relevant instrument, to repurchase some or all of the Shares subject to the Award at such purchase price as is set forth in the Award Agreement. With respect to a Restricted Stock Award to which Section 25102(o) of the California Corporation Code is to apply, restrictions may not be inconsistent with Section 25102(o) of the California Corporation Code.

(d) Vesting of Restricted Stock. The Committee at the time of grant shall specify in the Award Agreement the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the substantial risk of forfeiture imposed shall lapse and the Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Award Agreement.

(e) Dividend Equivalent Payments. The Board may permit Holders of Restricted Stock to receive dividend equivalent payments on outstanding Restricted Stock if and when dividends are paid to stockholders on Shares. In the discretion of the Board, such dividend equivalent payments may be paid in cash or Shares and may either be paid at the same time as dividend payments are made to stockholders or delayed until Shares are issued pursuant to the Restricted Stock grants and may be subject to the same vesting requirements as the Restricted Stock. If the Board permits dividend equivalent payments to be made on Restricted Stock, the terms and conditions for such payments will be set forth in the Award Agreement.

SECTION 7. UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other purchase price determined by the Committee) to an eligible person under Section 4 hereof an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Committee may, in its sole discretion, grant to an eligible person under Section 4 hereof Restricted Stock Units under the Plan. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Vesting conditions may be based on continuing employment (or other Service Relationship), achievement of pre-established performance goals and objectives and/or other such criteria as the Committee may determine. Upon the grant of Restricted Stock Units, the grantee and the Company shall enter into an Award Agreement in electronic or written form. The terms and conditions of each such Award Agreement shall be determined by the Committee and may differ among individual Awards and grantees. On or promptly following the vesting date or dates applicable to any Restricted Stock Unit, but in no event later than March 15 of the year following the year in which such vesting occurs, such Restricted Stock Unit(s) shall be settled in the form of cash or shares of Stock, as specified in the Award Agreement. Restricted Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of. No Restricted Stock Unit will have a term longer than ten (10) years from the date the Restricted Stock Unit is granted.

(b) Rights as a Stockholder. A grantee shall have the rights of a stockholder only as to Shares, if any, acquired upon settlement of Restricted Stock Units. A grantee shall not be deemed to have acquired any such Shares unless and until the Restricted Stock Units shall have been settled in Shares pursuant to the terms of the Plan and the Award Agreement, the Company shall have issued and delivered a certificate representing the Shares to the grantee (or transferred on the records of the Company with respect to uncertificated stock), and the grantee’s name has been entered in the books of the Company as a stockholder.

(c) Termination. Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s cessation of Service Relationship with the Company and any Subsidiary for any reason.

(d) Dividend Equivalent Payments. The Board may permit Holders of Restricted Stock Units to receive dividend equivalent payments on outstanding Restricted Stock Units if and when dividends are paid to stockholders on Shares. In the discretion of the Board, such dividend equivalent payments may be paid in cash or Shares and they may either be paid at the same time as dividend payments are made to stockholders or delayed until Shares are issued pursuant to the Restricted Stock Unit grants and may be subject to the same vesting requirements as the Restricted Stock Units. If the Board permits dividend equivalent payments to be made on Restricted Stock Units, the terms and conditions for such payments will be set forth in the Award Agreement.

SECTION 9. TRANSFER RESTRICTIONS; COMPANY RIGHT OF FIRST REFUSAL; COMPANY REPURCHASE RIGHTS

(a) Restrictions on Transfer.

(i) Restated Bylaws. All Awards and Shares issued under this Plan shall be subject to and bound by all of the transfer restrictions set forth in the Restated Bylaws.

(ii) Non-Transferability of Stock Options and Restricted Stock Units. Stock Options and, prior to exercise, the Shares issuable upon exercise of such Stock Option, and Restricted Stock Units shall not be transferable by the grantee other than by will, or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award Agreement regarding a given Stock Option or Restricted Stock Unit that the grantee may transfer by gift, without consideration for the transfer, his or her Non-Qualified Stock Options or Restricted Stock Units, respectively, to his or her family members (as defined in Rule 701 of the Securities Act), to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners (to the extent such trusts or partnerships are considered “family members” for purposes of Rule 701 of the Securities Act), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement, including the execution of a stock power upon the issuance of Shares. Stock Options, and the Shares issuable upon exercise of such Stock Options, shall be restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” (as defined in the Exchange Act) or any “call equivalent position” (as defined in the Exchange Act) prior to exercise.

(iii) Securities Law. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this Plan that do not qualify for exemption under Rule 701 of the Securities Act or Section 25102(o) of the California Corporation Code. Any requirement of this Plan which is required in law only because of Section 25102(o) of the California Corporation

Code need not apply with respect to a particular Award to which Section 25102(o) of the California Corporation Code will not apply. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure so do.

(iv) Shares. No Shares shall be sold, assigned, transferred, pledged, hypothecated, hedged, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless (i) the transfer is in compliance with the terms of the applicable Award Agreement, all applicable securities laws (including, without limitation, the Securities Act), and with the terms and conditions of this Section 9, (ii) the transfer does not cause the Company to become subject to the reporting requirements of the Exchange Act, and (iii) the transferee consents in writing to be bound by the provisions of the Plan and the Award Agreement, including this Section 9, if required by the Committee. Notwithstanding the foregoing, the Committee, in its sole discretion, may waive certain of the foregoing restrictions by providing a written waiver thereof. In connection with any proposed transfer, the Committee may require the transferor to provide at the transferor’s own expense an opinion of counsel to the transferor, satisfactory to the Committee, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities Act). Any attempted transfer of Shares not in accordance with the terms and conditions of this Section 9 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such transfer, shall otherwise refuse to recognize any such transfer and shall not in any way give effect to any such transfer of Shares. The Company shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity including, without limitation, seeking specific performance or the rescission of any transfer not made in strict compliance with the provisions of this Section 9. Subject to the foregoing general provisions, and unless otherwise provided in the applicable Award Agreement, Shares may be transferred pursuant to the following specific terms and conditions (provided that with respect to any transfer of Restricted Stock, all vesting and forfeiture provisions shall continue to apply with respect to the original recipient):

(A) Transfers to Permitted Transferees. The Holder may transfer any or all of the Shares for no consideration to one or more Permitted Transferees; provided, however, that following such transfer, such Shares shall continue to be subject to the terms of this Plan (including this Section 9) and such Permitted Transferee(s) shall, as a condition to any such transfer, deliver a written acknowledgment to that effect to the Company and shall deliver a stock power to the Company with respect to the Shares.

Notwithstanding the foregoing, the Holder may not transfer any of the Shares to a Person whom the Company reasonably determines is a direct competitor or a potential competitor of the Company or any of its Subsidiaries.

(B) Transfers Upon Death. Upon the death of the Holder, any Shares then held by the Holder at the time of such death and any Shares acquired after the Holder’s death by the Holder’s legal representative shall be subject to the provisions of this Plan, and the Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to agree in writing to the terms of the Plan and the Award Agreement if requested by the Committee.

(b) Right of First Refusal. In the event that a Holder desires at any time to sell or otherwise transfer all or any part of his or her Shares (other than shares of Restricted Stock which by their terms are not transferrable), and including any Permitted Transfer (if applicable), the Holder first shall give written notice to the Company of the Holder’s intention to make such transfer. Such notice shall state the number of Shares that the Holder proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Holder within the foregoing 30-day period. If the Company or its assigns elect to exercise its purchase rights under this Section 9(b), the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Holder. In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Holder may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Holder’s notice. Any Shares not sold to the proposed transferee shall remain subject to the Plan. If the Holder is a party to any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Shares, (i) the transferring Holder shall comply with the requirements of such stockholders agreements or other agreements relating to any proposed transfer of the Offered Shares, and (ii) any proposed transferee that purchases Offered Shares shall enter into such stockholders agreements or other agreements with the Company and/or certain of the Company’s stockholders relating to the Offered Shares on the same terms and in the same capacity as the transferring Holder.

(c) Company’s Right of Repurchase.

(i) Right of Repurchase for Unvested Shares Issued Upon the Exercise of an Option. Upon a Termination Event, the Company or its assigns shall have the right and option to repurchase from a Holder of Shares acquired upon exercise of a Stock Option which are still subject to a risk of forfeiture as of the Termination Event. Such repurchase rights may be exercised by the Company within the later of (A) six months following the date of such Termination Event or (B) seven months after the acquisition of Shares upon exercise of a Stock Option. The repurchase price shall be equal to the original per share purchase (exercise) price paid by the Holder, subject to adjustment as provided in Section 3(b) of the Plan.

(ii) Right of Repurchase With Respect to Restricted Stock. Upon a Termination Event, the Company or its assigns shall have the right and option to repurchase from a Holder of Shares received pursuant to a Restricted Stock Award any Shares that are still subject to a risk of forfeiture as of the Termination Event. Such repurchase right may be exercised by the Company within six months following the date of such Termination Event. The repurchase price shall be equal to the original per share purchase price paid by the Holder, subject to adjustment as provided in Section 3(b) of the Plan.

(iii) Procedure. Any repurchase right of the Company shall be exercised by the Company or its assigns by giving the Holder written notice on or before the last day of the repurchase period of its intention to exercise such repurchase right. Upon such notification, the Holder shall promptly surrender to the Company, free and clear of any liens or encumbrances, any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Holder, the Company or its assignee or assignees shall deliver to him, her or them a check for the applicable repurchase price; provided, however, that the Company may pay the repurchase price by offsetting and canceling any indebtedness then owed by the Holder to the Company.

(d) Drag Along Right.

(i) Actions to be Taken. In the event that (a) the holders of a majority of the shares of Stock or other shares of Common Stock of the Company issuable or issued upon conversion of the Series B Preferred Stock, (b) the holders of a majority of the shares of Stock or other shares of Common Stock of the Company issuable or issued upon conversion of the Series A Preferred Stock, (c) the holders of a majority of the then-outstanding shares of Stock or other shares of Common Stock of the Company held by Persons formerly or presently in a Service Relationship with the Company (but excluding Advance Magazine Publishers Inc.), and (d) the Board (collectively, the “Requisite Holders”) approve a Sale of the Company in writing, specifying that this Section 9(d) shall apply to such transaction, then each Holder shall be required:

(A) if such transaction requires stockholder approval, with respect to all shares that each Holder owns or over which such Holder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Restated Certificate required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(B) if such transaction is a Stock Sale, to sell the number of shares of capital stock of the Company beneficially held by such Holder in the proportion and on the other terms and conditions approved by the Requisite Holders, except as permitted in Section 9(d)(ii) below;

(C) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the other Requisite Holders in order to carry out the terms and provision of this Section 9(d), including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(D) not to deposit, and to cause their Affiliates not to deposit, except as provided in the Plan, any shares of the Company owned by such party or Affiliate in a voting trust or subject any shares to any arrangement or agreement with respect to the voting of such shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(E) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(F) if the consideration to be paid in exchange for the shares pursuant to this Section 9(d) includes any securities and due receipt thereof by any Holder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Holder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Act, the Company may cause to be paid to any such Holder in lieu thereof, against surrender of the shares which would have otherwise been sold by such Holder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Holder would otherwise receive as of the date of the issuance of such securities in exchange for the shares; and

(G) in the event that the Requisite Holders, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Holders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Holder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the stockholders, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Holder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative in connection with its service as the Stockholder Representative, absent fraud or willful misconduct.

(ii) Exceptions. Notwithstanding the foregoing, a Holder will not be required to comply with Section 9(d)(i) above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless:

(A) any representations and warranties to be made by such Holder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such shares, including, but not limited to, representations and warranties that (i) the Holder holds all right, title and interest in and to the shares such stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Holder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Holder have been duly executed by the Holder and delivered to the acquirer and are enforceable against the Holder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Holder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(B) the Holder shall not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(C) the liability for indemnification, if any, of such Holder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its stockholders in connection with such Proposed Sale, is several and not joint with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Holder in connection with such Proposed Sale;

(D) liability shall be limited to such Holder’s applicable share (determined based on the respective proceeds payable to each stockholder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that applies equally to all stockholders but that in no event exceeds the amount of consideration otherwise payable to such Holder in connection with such Proposed Sale, except with respect to claims related to fraud or intentional misrepresentation by such Holder, the liability for which need not be limited as to such Holder;

(E) upon the consummation of the Proposed Sale (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Class B Common Stock will receive the same amount of consideration per share of Class B Common Stock as is received by other holders in respect of their shares of such same series, (iv) each holder of Stock will receive the same amount of consideration per share of Stock as is received by other holders in respect of their shares of Stock, and (v) unless the holders of a majority of the Series A Preferred Stock and a majority of the Series B Preferred Stock elect to receive a lesser amount by written notice given to the Company at least 10 days prior to the effective date of any such Proposed Sale, the aggregate consideration receivable by all holders of the Preferred Stock, Class B Common Stock and Stock shall be allocated among the holders of the Preferred Stock, the Class B Common Stock and Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock, the holders of the Class B Common Stock and the holders of Stock are entitled in a Liquidation Event in accordance with the Restated Certificate in effect immediately prior to the Proposed Sale; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for shares of the Company, as applicable, pursuant to this Section 9(d) includes any securities and due receipt thereof by any stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Act, the Company may cause to be paid to any such stockholder in lieu thereof, against surrender of the stockholder’s shares, which would have otherwise been sold by such stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the shares, as applicable; and

(F) subject to clause (E) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option; provided, however, that nothing in this Section 9(d)(ii)(F) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.

(iii) Proxy. Each Holder hereby constitutes and appoints as the proxies of the Holder and hereby grants a power of attorney to the President of the Company, and a designee of the Requisite Holders, and each of them, with full power of substitution, with respect to the matters set forth in this Section 9(d), and hereby authorizes each of them to represent and vote, if and only if such Holder (a) fails to vote, or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Section 9(d), all of such Holder’s shares of Company capital stock in accordance with the terms and provisions of this Section 9(d) or to take any action necessary to effect this Section 9(d). Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the Award(s) granted to Holder under the Plan, as such, each is coupled with an interest and shall be irrevocable unless and until this Section 9(d) terminates or expires pursuant to Section 9(d)(ii) hereof. The proxy and power of attorney granted pursuant to the first sentence of this Section does not apply to any votes or actions pursuant to Section 280G of the Code. Each Holder hereby revokes any and all previous proxies or powers of attorney with respect to the shares (except to the extent such Holder may be or become a party to the ROFR Agreement and the Investors’ Rights Agreement) and shall not hereafter, unless and until this Section 9(d) terminates or expires, purport to grant any other proxy or power of attorney with respect to any of the shares, deposit any of the shares into a voting trust or enter into any agreement (other than pursuant to this Section 9(d)(iii), the ROFR Agreement and the Investors’ Rights Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the shares, in each case, with respect to any of the matters set forth herein.

(e) Escrow Arrangement.

(i) Escrow. Unless the Company determines otherwise, in order to carry out the provisions of this Section 9 of this Plan more effectively, the Company shall hold any Shares issued pursuant to Awards granted under the Plan in escrow together with separate stock powers executed by the Holder in blank for transfer. The Company shall not dispose of the Shares except as otherwise provided in this Plan. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Holder, as the Holder’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time as any Shares are no longer subject to the Company’s repurchase and first refusal rights, the Company shall, at the written request of the Holder, deliver to the Holder a certificate representing such Shares with the balance of the Shares to be held in escrow pursuant to this Section.

(ii) Remedy. Without limitation of any other provision of this Plan or other rights, in the event that a Holder or any other Person is required to sell a Holder’s Shares pursuant to the provisions of Sections 9(b) or (c) hereof and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Shares the certificate or certificates evidencing such Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable purchase price for such Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for such Holder or other Person, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by such Holder as provided above. Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the Person who was required to sell the Shares to be sold pursuant to the provisions of Sections 9(b) or (c), such Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, such Holder shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

(f) Lockup Provision. If requested by the Company, a Holder shall not sell or otherwise transfer or dispose of any Shares (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for such period following the effective date of a public offering by the Company of Shares as the Company shall specify reasonably and in good faith. Any underwriter engaged by the Company shall be a third party beneficiary of this Section. If requested by the underwriter engaged by the Company, each Holder shall execute a separate letter confirming his or her agreement to comply with this Section.

(g) Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of securities of the Company, the restrictions contained in this Section 9 shall apply with equal force to additional and/or substitute securities, if any, received by Holder in exchange for, or by virtue of his or her ownership of, Shares.

(h) Additional Transfer Restrictions. Notwithstanding anything provided herein to the contrary, a Holder may not Transfer Shares, or any other shares of Company Common Stock previously or subsequently acquired by the Holder, whether voluntarily or by operation of law, or by gift or otherwise, except by means of a Permitted Transfer and in accordance with this Section 9. Any Transfer of Shares shall be null and void unless the terms, conditions and provisions of this Section 9 are strictly observed and followed.

(i) Termination. The terms and provisions of Section 9(b), Section 9(c) (except for the Company’s right to repurchase Shares still subject to a risk of forfeiture upon a Termination Event), Section 9(d) and Section 9(h) shall terminate upon the closing of the Company’s Initial Public Offering or upon consummation of any Sale Event, in either case as a result of which Shares are registered under Section 12 of the Exchange Act and publicly-traded on any national security exchange.

SECTION 10. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates (or evidence of book entry) to any grantee is subject to and conditioned on any such tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. When, under applicable tax laws, a grantee incurs tax or social insurance liability in connection with the grant, exercise or vesting of any Award that is subject to tax withholding and the grantee is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the grantee to satisfy the applicable tax withholding obligation by electing to have the Company withhold from the Shares to be issued up to the minimum number of Shares having a Fair Market Value on the date that the amount of tax to be withheld is to be determined that is not more than the applicable amount to be withheld; or to arrange a mandatory “sell to cover” on the grantee’s behalf (without further authorization) but in no event will the Company withhold Shares or “sell to cover” if such withholding would result in adverse accounting consequences to the Company. Any elections to have Shares withheld or sold for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.

SECTION 11. SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as may be specified by the Committee from time to time. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. The Company makes no representation or warranty and shall have no liability to any grantee under the Plan or any other Person with respect to any penalties or taxes under Section 409A that are, or may be, imposed with respect to any Award.

SECTION 12. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the consent of the Holder of the Award. Notwithstanding the foregoing, the Committee may exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation of outstanding Stock Options and by granting such holders new Awards in replacement of the cancelled Stock Options. To the extent determined by the Committee (x) to be required either by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or by other applicable laws, rules or regulations, or (y) for awards to comply with Section 25102(o) of the California Corporation Code, to the extent applicable, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 12 shall limit the Board’s or Committee’s authority to take any action permitted pursuant to Section 3(c). The Board reserves the right to amend the Plan and/or the terms of any outstanding Stock Options to the extent reasonably necessary to comply with the requirements of the exemption pursuant to paragraph (f)(4) of Rule 12h-1 of the Exchange Act.

SECTION 13. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly so determine in connection with any Award.

SECTION 14. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. No Shares shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company; provided that stock certificates to be held in escrow pursuant to Section 9 of the Plan shall be deemed delivered when the Company shall have recorded the issuance in its records and provided, further, that electronic stock certificates shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or when access to such electronic stock certificate is provided to grantee by means of electronic delivery specified by the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c) No Employment Rights. The adoption of the Plan and the grant of Awards do not confer upon any Person any right to continued employment or Service Relationship with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

(e) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award on or after the grantee’s death or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

(f) Legend. Any certificate(s), including electronic certificates, representing the Shares shall carry substantially the following legend (and with respect to uncertificated Stock, the book entries evidencing such shares shall contain the following notation):

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING REPURCHASE AND RESTRICTIONS AGAINST TRANSFERS) CONTAINED IN THE REDDIT, INC. 2017 EQUITY INCENTIVE AND GRANT PLAN AND ANY AGREEMENTS ENTERED INTO THEREUNDER BY AND BETWEEN THE COMPANY AND THE HOLDER OF THIS CERTIFICATE (A COPY OF WHICH IS AVAILABLE AT THE OFFICES OF THE COMPANY FOR EXAMINATION).

(g) Electronic Delivery. To the fullest extent permitted by applicable law, the Company may, in its sole discretion, decide to deliver any documents related to the optionee’s current or future participation in the Plan by electronic means or to request the optionee’s consent to participate in the Plan by electronic means.

SECTION 15. EFFECTIVE DATE OF PLAN AND TERM

(a) Effective Date. The Plan shall become effective upon adoption by the Board and shall be approved by stockholders in accordance with applicable state law and the Company’s articles of incorporation and bylaws within 12 months thereafter. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards for which only the exemption from California’s securities qualification requirements provided by Section 25102(o) of the California Corporation Code can apply shall be canceled, any Shares issued pursuant to any such Award shall be canceled and any purchase of such Shares issued hereunder shall be rescinded; and (d) Awards (to which only the exemption from California’s securities qualification requirements provided by Section 25102(o) of the California Corporation Code can apply) granted pursuant to an increase in the number of Shares approved by the Board which increase is not approved by stockholders within the time then required under Section 25102(o) of the California Corporation Code shall be canceled, any Shares issued pursuant to any such Awards shall be canceled, and any purchase of Shares subject to any such Award shall be rescinded. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(b) Term of Plan. Unless earlier terminated as provided herein, this Plan will automatically terminate ten (10) years after the Effective Date.

SECTION 16. GOVERNING LAW

This Plan, all Awards and any controversy arising out of or relating to this Plan and all Awards shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

DATE ADOPTED BY THE BOARD OF DIRECTORS:	July 10, 2017

DATE APPROVED BY THE STOCKHOLDERS:	July 10, 2017

28